UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2022

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 S. Belt Line Rd., Suite 500 Coppell, TX	75019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 357-9588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2022, Dave & Buster’s Entertainment, Inc. (the “Company”) entered into an amendment and restatement (the “Agreement”) of the cooperation letter agreement with Hill Path Capital LP (collectively with its affiliates, “Hill Path”) and James Chambers entered into on December 18, 2020 and previously disclosed on the Company’s Form 8-K dated December 22, 2020.

Among other things, the Agreement modifies certain of the standstill restrictions applicable to Hill Path, including prohibiting Hill Path from acquiring more than 20.0% of the outstanding shares (including economic exposure via derivatives) so long as James Chambers or another director designated by Hill Path serves on the board of directors of the Company (the “Board”) and for ten days thereafter.  Hill Path also agrees to vote its shares in excess of 15.0% of the Company’s outstanding shares, if any, in the same proportion as the votes of the non-Hill Path shares.

As part of the Agreement, the Company has permitted Hill Path to acquire, whether in a single transaction or multiple transactions from time to time, additional shares of the Company’s common stock to the extent such acquisitions would result in Hill Path having beneficial ownership of less than 20.0% of the outstanding shares (including economic exposure via derivatives) without triggering the restrictions on a subsequent business combination with Hill Path that would otherwise be imposed under Section 203 of the Delaware General Corporation Law (the “DGCL”).  As a result of the Agreement, Hill Path may elect to acquire additional shares of the Company’s common stock. Upon acquiring beneficial ownership of 20.0% or more of the outstanding shares of the Company’s common stock (including economic exposure via derivatives) at any time within the next 10 years, the restrictions under Section 203 of the DGCL would apply, with certain modifications, to a potential business combination with Hill Path as an “interested stockholder” (as defined in Section 203 of the DGCL).

Due to James Chambers’ status as an employee of Hill Path, the Agreement was considered, negotiated and approved by the other, disinterested members of the Board.

A copy of the Agreement is filed with this Form 8-K as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Cooperation Agreement, dated as of July 11, 2022, among Dave & Buster’s Entertainment, Inc., Hill Path Capital LP and James Chambers

Exhibit 104: Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2022	DAVE & BUSTER’S ENTERTAINMENT, INC.

	By	/s/ Robert W. Edmund
Robert W. Edmund General Counsel, Secretary and Senior Vice President of Human Resources